COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

JANUARY 8, 2009

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

I DO HEREBY CERTIFY THAT,

AXIOM MANAGEMENT, INC.

is duly incorporated under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation so far as the records of this office show, as of the date herein.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

Pedro A. Cortés

Secretary of the Commonwealth

Certification Number: 7822580-1
Verify this certificate online at http://www.corporations.state.pa.us/corp/soskb/verify.asp